Exhibit 99.1

Press Release

For More Information Contact:

Andrew Larg, Public Relations Director

408-658-1059

andrew.larg@seagate.com

SEAGATE COMPLETES INVESTMENT IN BAIN CAPITAL PRIVATE EQUITY ACQUISITION OF

TOSHIBA MEMORY CORPORATION

CUPERTINO, CA — June 1, 2018 - Seagate Technology plc (NASDAQ: STX), a world leader in storage solutions, today announced the Company, along with a consortium of investors led by Bain Capital Private Equity, completed the previously announced acquisition of Toshiba Memory Corporation by K. K. Pangea, a Japanese company formed for purposes of the Acquisition. The Company funded the investment of approximately $1.27 Billion by utilizing cash from its balance sheet.

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Cautionary Note Regarding Forward-Looking Statements

Some of the statements and assumptions included in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects, cash and debt management strategies, demand for our products, our product offerings, and estimates of industry growth. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “may,” “will,” or negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond our control and may pose a risk to our operating and financial condition. For additional information, please see the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 4, 2017.